GAUCHO GROUP HOLDINGS, INC.

GAUCHO BUENOS AIRES | ALGODON MANSION BUENOS AIRES | ALGODON WINE ESTATES WELLNESS RESORT | ALGODON WINE ESTATES PRIVATE ESTANCIAS | ALGODON FINE WINES SAN RAFAEL, MENDOZA



2025 ALGODON HARVEST & GROWTH REPORT

July 18, 2025

Dear Stockholders,

We're pleased to share that the 2025 harvest has exceeded expectations. Our head winemaker, Mauro Nosenzo, reports that this year's grapes were harvested at peak ripeness, resulting in exceptional quality across both white and red varietals. With approximately 150,000 kilograms (330,693 lbs.) of grapes (about 30% more than last year) brought in under ideal conditions, Mauro believes the 2025 vintage will mark an important milestone for Algodon Fine Wines. The wines are now aging in French oak barrels, developing the complexity and character that define our signature style.

This exceptional harvest follows a year of strong momentum for Algodon. Sales growth, expanding brand recognition, and critical acclaim are positioning us for the next stage of our development. Notably, our Estate Malbec 2022 was awarded a Silver Medal from the U.K.'s 2025 International Wine Challenge, and Forbes Magazine selected our wine for inclusion in its prestigious holiday gift guide. As demand continues to grow both in Argentina and abroad, we are now actively preparing to double our winery production capacity — more on that below.


ALGODON
FINE WINES
INTERNATIONAL
SILVER
Wine
WINNER
CHALLENGE 2025
ALGODON
MALBEC
ALGODON

Of course, none of this would be possible without the dedication and expertise of our outstanding team. We're especially grateful to Sergio Manzur, our COO, who is leading exceptional sales efforts across Argentina, as well as to Mauro and the entire winemaking and vineyard team — including Verónica Andreoni, Coco Arenas, Marcelo Hernandez, and Danilo Parasécoli. Their talent and vision are the reason we're able to produce wines of such distinction — wines that merit premium positioning in an increasingly competitive marketplace.



That momentum was perhaps best exemplified by one of our proudest achievements this year: the overwhelming success of our **Limited Production Algodon 75th Anniversary Malbec-Bonarda** — now sold out. Crafted from our historic 1946 vineyard, this special release captured the hearts of wine lovers and collectors alike. With its rich complexity, velvety structure, and tribute to our heritage, it quickly became a standout in our portfolio — a testament to both the strength of the vintage and the resonance of our story. This wine was first released in Argentina, but sold out before we could get it other markets. But don't worry — we're pleased to share that we have enough barrelage of this wine for a third series under this label. If the stars align, we plan to also see it stateside soon.


1946
75
ARGENTINA
MALBEC · BONARDA

This success was part of a broader upward trend. In the most recent period, total wine sales in USD increased by 86%, driven by a healthy commercial strategy that prioritized brand positioning and protected average price, which rose 19% in USD.

- **Distributor Sales** surged by 129%, thanks to targeted activation efforts and point-of-sale execution across Buenos Aires (CABA).
- **Direct Sales** via our Database grew by 74%, leveraging the market intelligence gathered from our e-commerce platform and CRM tools to sharpen our targeting and drive performance.
- **Barrels & Private Label Sales** skyrocketed by 271%, the result of a new approach focused on bespoke programs for high-end clients and partners.

This year also brought a strong olive harvest. We collected 7,500 kilograms (16,535 lbs.) of olives, for the production of our fine Algodon Extra Virgin Olive Oil ("EVOO"). The harvest was carried out by our dedicated farm staff and vineyard workers, who continue to contribute to the excellence and integrity of all that we produce on the estate.

With the success of our wine program — and Milei's recent devaluation of the peso eliminating the previous two-tiered currency system — we now see an exciting opportunity to extend the Algodon name to other premium products. We've long been producing our acclaimed olive oil locally, but our goal now is to mark the beginning of a new chapter: the expansion of our EVOO brand into broader online distribution and retail channels. This next step includes the formal launch of our olive oil on the global stage, targeting broader reach within Argentina as well as new opportunities in the sizable Brazilian and U.S. markets.

Unlike wine, olive oil is not subject to the highly restrictive and bureaucratic three-tier alcohol distribution system in the U.S., which gives us the freedom to sell directly to consumers. This opens the door for a robust e-commerce and social media-driven sales strategy. The importance of our olive oil to the future of the Algodon brand cannot be overstated — it represents not only a product of exceptional quality, but a powerful avenue for brand expansion and international growth.










ALGODON
ACEITE DE OLIVA VIRGEN EXTRA

SCENES FROM THE 2025 GRAPE & OLIVE HARVESTS AT ALGODON WINE ESTATES

Looking ahead, we're developing a multi-pronged growth strategy that begins with our wine sales in Argentina, during their summer season (January–February), when wine consumption typically slows.

To counter this seasonal dip, we're exploring a pop-up or exclusive placement near Miramar — a beloved national summer destination — where we can introduce our wines to new audiences and maintain brand visibility during this traditionally quiet stretch.

With strong foundations already in place, we're intensifying efforts with our U.S. distribution network as well, to unlock greater market potential and drive the next stage of growth stateside — a key growth priority for the year ahead. Following that, we plan to introduce a new portfolio of entry-level wines specifically designed for the **Brazilian market (a new market with enormous potential), both for e-commerce and retail distribution**. Brazil will serve as our gateway into the broader Latin American market, with future plans to expand into other neighboring countries.

One of our most powerful assets in this effort is the **Algodon brand** itself — synonymous with heritage, quality, and a unique sense of place that resonates with discerning consumers both locally and abroad.

Argentina's changing economic landscape has created new momentum for our continued growth. When President Javier Milei assumed office, one of his first major actions was the devaluation of the Argentine peso. While this initially raised concerns across many industries, it proved to be a significant advantage for Algodon Fine Wines. Previously, the wide gap between official and unofficial exchange rates meant substantial revenue losses for exporters. The correction closed that gap — effectively doubling our peso income — and provided a much-needed financial boost that we've strategically reinvested.

We are now on track to double our production capacity from 500,000 to 1 million liters (in stages over the next 24 to 36 months), setting the stage for meaningful expansion in key markets like Brazil and the U.S. This pivotal shift has not only strengthened our domestic operations but also reinforced our ability to build Algodon as a luxury brand with international reach. From the cash flow generated by the winery, we are reinvesting directly into its physical expansion. Please see the image gallery below for a preview of what's to come. Much of the stonework is already complete, and we anticipate the project will be finalized by Q1 2026.



RENDERINGS OF OUR FUTURE: EXPANDED WINERY CAPACITY IN THE WORKS

The broader paradigm shift in Argentina's economic landscape has us keenly focused on driving revenue growth and building long-term value across our assets — aligning operations, investment, and brand positioning with the opportunities now emerging.

We're incredibly optimistic about the road ahead, and we thank you — our valued partners — for your continued belief in our vision, our olive oil, our fine wines, and our real estate.

Sincerely,



Scott L. Mathis Founder,
Chief Executive Officer and Chairman of the Board of Directors
smathis@gauchoholdings.com
www.GauchoHoldings.com

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this statement includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

GAUCHO GROUP HOLDINGS, INC.